Exhibit 99.1

News Release

Ashland reports financial results1 for second quarter of fiscal year 2023 and updates fiscal year 2023 financial outlook; announces completion of $200 million share repurchase

•
Sales of $603 million consistent with the prior-year quarter
•
Net income (including discontinued operations) of $91 million, or $1.67 per diluted share
•
Income from continuing operations of $92 million, or $1.68 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $78 million, or $1.43 per diluted share
•
Adjusted EBITDA of $145 million
•
Cash flows provided by operating activities of $56 million; ongoing free cash flow2 of $37 million

WILMINGTON, Del., May 2, 2023 – Ashland Inc. (NYSE: ASH) today announced financial results1 for the second quarter of fiscal year 2023, which ended March 31, 2023. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Sales were $603 million consistent with the prior-year quarter. Sales on a constant-currency basis increased by two percent. Sales results were driven primarily by disciplined pricing leading to cost recovery and strong demand for pharmaceutical ingredients within the Life Sciences segment. Continued inflation-recovery actions and demand for pharmaceutical ingredients within Life Sciences were offset by continued customer inventory de-stocking and sluggish overall demand in Personal Care and Specialty Additives.

Net income was $91 million, down from $786 million in the prior-year quarter which included the Adhesives business which the company sold last year. Income from continuing operations was $92 million, up from $38 million in the prior-year quarter, or $1.68 per diluted share, up from $0.66 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $78 million, down from $86 million in the prior-year quarter, or $1.43 per diluted share, down from $1.50 in the prior-year quarter. Adjusted EBITDA was $145 million, down 11 percent from $163 million in the prior-year quarter. Expected incremental costs primarily at the company’s Calvert City, KY facility following the December 2022 winter storm and unfavorable foreign currency negatively impacted adjusted EBITDA by $13 million and $8 million, respectively, or 13 percent on a combined basis.

Cash flows provided by operating activities totaled $56 million, up from $16 million in the prior-year quarter. Ongoing free cash flow2 totaled $37 million compared to negative $5 million in the prior-year quarter.

“Ashland’s financial results in the March quarter were consistent with our original expectations,” said Guillermo Novo, chair and chief executive officer, Ashland. “Our inflation-recovery actions taken last year and early this year continue to benefit overall results. However, we continue to operate in a challenging global environment with ongoing macroeconomic uncertainty and diminished demand visibility. The re-opening of China is progressing though at a slower pace than expected. And while the customer de-stocking dynamics we saw during the December quarter have slowed, they are still present in certain end markets and continued through the March quarter into April.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of the company’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $240 million, up 18 percent from the prior-year quarter, driven by double-digit sales growth to pharmaceutical customers reflecting strong demand and cost recovery. Sales growth was partially offset by unfavorable foreign currency which negatively impacted sales by $5 million, or two percent.

Adjusted operating income was $58 million, up from $43 million in the prior-year quarter. Adjusted EBITDA was $75 million, up from $58 million in the prior-year quarter, primarily reflecting disciplined pricing leading to cost recovery, strong pharma demand and favorable product mix. Unfavorable foreign currency negatively impacted adjusted EBITDA by $4 million, or seven percent. In addition, the impact from the December 2022 winter storm negatively impacted adjusted EBITDA by $5 million.

Personal Care

Sales were $167 million, down three percent from the prior-year quarter. Disciplined pricing across end markets was offset by continued inventory destocking. Sales were also impacted by unfavorable foreign currency which negatively impacted sales by $4 million, or two percent.

Adjusted operating income was $14 million, down from $28 million in the prior-year quarter. Adjusted EBITDA was $35 million, down from $49 million in the prior-year quarter, primarily reflecting the demand dynamics listed above and the impact of $6 million of absorption and maintenance costs related to the winter storm in December 2022. Unfavorable foreign currency negatively impacted adjusted EBITDA by $2 million, or four percent.

Specialty Additives

Sales were $161 million, down 12 percent from the prior-year quarter, as continued inflation recovery was more than offset by the impact of inventory de-stocking particularly by distributors and smaller customers. Sales were also impacted by unfavorable foreign currency which negatively impacted sales by $4 million, or two percent.

Adjusted operating income was $15 million, compared to $26 million in the prior-year quarter. Adjusted EBITDA was $34 million, compared to $48 million in the prior-year quarter, primarily reflecting the demand dynamics listed above along with higher energy costs. Unfavorable foreign currency negatively impacted adjusted EBITDA by $1 million, or two percent.

Intermediates

Sales were $51 million, down twenty-three percent from the prior-year quarter, driven by lower volumes of merchant derivatives. Captive internal butanediol (BDO) sales were $16 million, a 20 percent decrease compared to the prior-year quarter, driven by lower BDO pricing, partially offset by higher volumes. Captive internal BDO sales are recognized at market-based pricing.

Adjusted operating income was $17 million, compared to $27 million in the prior-year quarter. Adjusted EBITDA was $20 million, compared to $30 million in the prior-year quarter.

Unallocated & Other

Unallocated and Other expense was an operating loss of $21 million, compared to $24 million in the prior-year quarter. Adjusted Unallocated and Other expense was an operating loss of $17 million, compared to $23 million in the prior-year quarter.

Completed $200 million Share Repurchase

During the March quarter and in early April, Ashland repurchased 1.95 million of its outstanding shares under two separate repurchase programs totaling $200 million. The repurchase represented approximately 3.6 percent of the company’s outstanding shares. Given the timing of the repurchases, diluted weighted average shares outstanding will be approximately 54 million in the fiscal-third quarter and approximately 53 million in the fiscal-fourth quarter. The company currently has $300 million remaining under its existing evergreen share repurchase authorization.

Fiscal Year 2023 Financial Outlook

Based on current forecasting, continued customer de-stocking and external uncertainties for the second half of the fiscal year, Ashland commenced actions in April to reduce inventories in certain product lines for impacted end markets. These inventory-control actions are expected to negatively impact Adjusted EBITDA in the second half of the fiscal year by approximately $20 million. As a result, the company has updated its financial outlook for fiscal year 2023. Ashland now expects sales in the fiscal year to be in the range of $2.3 billion to $2.4 billion reflecting weaker global demand dynamics. In addition, Ashland now expects Adjusted EBITDA to be in the range of $580 million to $610 million reflecting weaker global end-market demand and the inventory-control actions for specific product lines.

“Although results in our fiscal-second quarter were consistent with expectations, order-pattern dynamics in April indicate that customer de-stocking is continuing,” said Guillermo Novo. “While we expected to gain more clarity on de-stocking and market dynamics during the quarter, weaker-than-expected results over the past month and in certain end markets have created greater uncertainty regarding the de-stocking dynamics.”

“We expect that demand for our pharmaceutical products will remain strong through the second half of the fiscal year. Inventory destocking creates more uncertainty for our Personal Care and Specialty Additives end markets. Ashland’s inventory level was consistent with the level at the close of the December quarter. However, given the risk of continued de-stocking dynamics across the value chain, Ashland is taking action to reduce inventory levels in certain product lines during the fiscal-third quarter.”

“In addition, given current demand uncertainty and with increased concerns of further global economic deceleration and the increasing cost of capital, we remain concerned about the demand outlook. If customer de-stocking persists through the June quarter, we may take additional inventory reduction actions in certain product lines. As such we are adjusting our sales and Adjusted EBITDA outlook ranges for the fiscal year. These changes reflect our current forecast, downside absorption risk and upside market strengthening potential.”

“As I have stated before, this is a time for caution. Despite the challenging environment we remain confident about the future. Our customers remain resilient but are clearly taking actions to reset inventory levels consistent with new global demand expectations. The pricing and mix-improvement actions we have taken position us well to cover current cost inflation as we continue to invest in our future. I look forward to discussing our fiscal-second quarter financial results and outlook during our earnings call and webcast tomorrow morning,” concluded Novo.

Conference Call Webcast

Ashland will host a live webcast of its second-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, May 3, 2023. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, Ashland encourages participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow, ongoing free cash flow and free cash flow conversion are non-GAAP liquidity measures that Ashland believes provide useful information to management and investors about Ashland’s ability to convert Adjusted EBITDA to ongoing free cash flow. These liquidity measures are used regularly by Ashland’s stakeholders and industry peers to measure the efficiency at producing cash from regular business activities. Free cash flow, ongoing free cash flow and free cash flow conversion have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,900 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and effectively manage cost.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic, and the ongoing Ukraine-Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Six months ended
	March 31		March 31
	2023	2022	2023	2022

Sales	$603	$604	$1,128	$1,115
Cost of sales	406	384	766	735
GROSS PROFIT	197	220	362	380
Selling, general and administrative expense	79	90	172	172
Research and development expense	12	13	25	26
Intangibles amortization expense	23	24	46	47
Equity and other income	-	-	1	-
Income on acquisitions and divestitures, net	-	7	-	7
OPERATING INCOME	83	100	120	142
Net interest and other expense (income)	(10)	43	(24)	49
Other net periodic benefit loss (income)	2	(1)	3	(1)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	91	58	141	94
Income tax expense (benefit)	(1)	20	7	24
INCOME FROM CONTINUING OPERATIONS	92	38	134	70
Income (loss) from discontinued operations (net of income taxes)	(1)	748	(2)	764
NET INCOME	$91	$786	$132	$834

DILUTED EARNINGS PER SHARE
Income from continuing operations	$1.68	$0.66	$2.43	$1.20
Income (loss) from discontinued operations	(0.01)	13.03	(0.04)	13.25
Net income	$1.67	$13.69	$2.39	$14.45

AVERAGE DILUTED COMMON SHARES OUTSTANDING	55	57	55	58

SALES
Life Sciences	240	204	447	374
Personal Care	167	172	305	318
Specialty Additives	161	182	304	338
Intermediates	51	66	105	119
Intersegment Sales	(16)	(20)	(33)	(34)
	$603	$604	$1,128	$1,115

OPERATING INCOME (LOSS)
Life Sciences	58	43	92	64
Personal Care	14	28	25	42
Specialty Additives	15	26	16	44
Intermediates	17	27	37	42
Unallocated and other	(21)	(24)	(50)	(50)
	$83	$100	$120	$142

Ashland Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	March 31	September 30
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$399	$646
Accounts receivable	395	402
Inventories	730	629
Other assets	107	91
Total current assets	1,631	1,768

Noncurrent assets
Property, plant and equipment
Cost	3,164	3,050
Accumulated depreciation	1,813	1,712
Net property, plant and equipment	1,351	1,338

Goodwill	1,385	1,312
Intangibles	940	963
Operating lease assets, net	124	107
Restricted investments	349	313
Asbestos insurance receivable	133	138
Deferred income taxes	20	20
Other assets	250	254
Total noncurrent assets	4,552	4,445

Total assets	$6,183	$6,213

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	$246	$265
Accrued expenses and other liabilities	206	269
Current operating lease obligations	20	19
Total current liabilities	472	553

Noncurrent liabilities
Long-term debt	1,328	1,270
Asbestos litigation reserve	443	472
Deferred income taxes	175	176
Employee benefit obligations	110	103
Operating lease obligations	108	94
Other liabilities	280	325
Total noncurrent liabilities	2,444	2,440

Stockholders' equity	3,267	3,220

Total liabilities and stockholders' equity	$6,183	$6,213

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Six months ended
	March 31		March 31
	2023	2022	2023	2022
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$91	$786	$132	$834
Loss (income) from discontinued operations (net of taxes)	1	(748)	2	(764)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	60	61	120	121
Original issue discount and debt issuance cost amortization	2	1	3	3
Deferred income taxes	8	(6)	15	(3)
Stock based compensation expense	5	5	12	9
Excess tax benefit on stock based compensation	1	1	2	1
Loss (income) from restricted investments	(22)	26	(48)	14
Asset impairments	-	-	4	-
Pension contributions	(2)	(2)	(3)	(3)
Gain on pension and other postretirement plan remeasurements	-	(1)	-	(1)
Change in operating assets and liabilities (a)	(88)	(107)	(212)	(180)
Total cash flows provided by operating activities from continuing operations	56	16	27	31
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(35)	(22)	(58)	(37)
Proceeds from disposal of property, plant and equipment	-	11	-	11
Proceeds from settlement of Company-owned life insurance contracts	1	-	3	-
Company-owned life insurance payments	-	-	(1)	-
Net purchase of funds restricted for specific transactions	-	(44)	(5)	(44)
Reimbursements from restricted investments	16	21	16	28
Proceeds from sale of securities	15	42	15	46
Purchases of securities	(15)	(42)	(15)	(46)
Total cash flows used by investing activities from continuing operations	(18)	(34)	(45)	(42)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Repurchase of common stock	(142)	(155)	(142)	(155)
Repayment of long-term debt	-	(250)	-	(250)
Repayment of short-term debt	-	(376)	-	(365)
Cash dividends paid	(18)	(17)	(36)	(34)
Stock based compensation employee withholding taxes paid in cash	(1)	(1)	(10)	(6)
Total cash flows used by financing activities from continuing operations	(161)	(799)	(188)	(810)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(123)	(817)	(206)	(821)
Cash provided (used) by discontinued operations
Operating cash flows	(13)	(64)	(47)	(73)
Investing cash flows	-	1,650	-	1,650
Effect of currency exchange rate changes on cash and cash equivalents	3	1	6	(2)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(133)	770	(247)	754
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	532	194	646	210
CASH AND CASH EQUIVALENTS - END OF PERIOD	$399	$964	$399	$964

DEPRECIATION AND AMORTIZATION
Life Sciences	17	15	34	30
Personal Care	21	21	42	42
Specialty Additives	19	22	37	42
Intermediates	3	3	7	7
Unallocated and other	-	-	-	-
	$60	$61	$120	$121
(a)
Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	March 31
Adjusted EBITDA - Ashland Inc.	2023	2022
Net income	$91	$786
Income tax expense (benefit)	(1)	20
Net interest and other expense (income)	(10)	43
Depreciation and amortization	60	61
EBITDA	140	910
(Income) loss from discontinued operations (net of taxes)	1	(748)
Operating key items (see Table 5)	4	1
Adjusted EBITDA	$145	$163

EBITDA - Life Sciences
Operating income	$58	$43
Add:
Depreciation and amortization	17	15
EBITDA	$75	$58

EBITDA - Personal Care
Operating income	$14	$28
Add:
Depreciation and amortization	21	21
EBITDA	$35	$49

EBITDA - Specialty Additives
Operating income	$15	$26
Add:
Depreciation and amortization	19	22
EBITDA	$34	$48

EBITDA - Intermediates
Operating income	$17	$27
Add:
Depreciation and amortization	3	3
EBITDA	$20	$30

Ashland Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended March 31, 2023
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(4)	$(4)
All other operating income (loss)	58	14	15	17	(17)	87
Operating income (loss)	58	14	15	17	(21)	83

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(20)	(20)
All other net interest and other expense					10	10
					(10)	(10)

OTHER NET PERIODIC BENEFIT LOSS					(2)	(2)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					3	3
Tax specific key items (b)					(20)	(20)
All other income tax expense					16	16
					(1)	(1)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$58	$14	$15	$17	$(12)	$92

	Three Months Ended March 31, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(7)	$(7)
Restructuring, separation and other costs	-	-	-	-	(1)	(1)
Income on acquisitions and divestitures, net	-	-	-	-	7	7
All other operating income (loss)	43	28	26	27	(23)	101
Operating income (loss)	43	28	26	27	(24)	100

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					28	28
All other net interest and other expense					15	15
					43	43

OTHER NET PERIODIC BENEFIT INCOME					1	1

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					(6)	(6)
Tax specific key items (b)					6	6
All other income tax expense (benefit)					20	20
					20	20
INCOME (LOSS) FROM CONTINUING OPERATIONS	$43	$28	$26	$27	$(86)	$38

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. See Table 7 for additional information.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Six months ended
	March 31		March 31
Free cash flows	2023	2022	2023	2022
Total cash flows provided (used) by operating activities from continuing operations	$56	$16	$27	$31
Adjustments:
Additions to property, plant and equipment	(35)	(22)	(58)	(37)
Free cash flows	$21	$(6)	$(31)	$(6)
Cash outflows from U.S. Accounts Receivable Sales Program (a)	3	(15)	22	(5)
Restructuring-related payments (b)	-	1	1	5
Environmental and related litigation payments (c)	13	15	24	28
Ongoing free cash flow	$37	$(5)	$16	$22

Net Income	91	786	132	834
Adjusted EBITDA (d)	$145	$163	$253	$269

Operating cash flow conversion (e)	62%	2%	20%	4%
Ongoing free cash flow conversion (f)	26%	-3%	6%	8%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Operating cash flow conversion is defined as Cash flows provided by operating activities from continuing operations divided by Net Income.
(f)
Ongoing free cash flow conversion is defined as Ongoing cash flow divided by Adjusted EBITDA.

	Three months ended		Six months ended
	March 31		March 31
Adjusted operating income	2023	2022	2023	2022
Operating income (as reported)	$83	$100	$120	$142
Key items, before tax:
Restructuring, separation and other costs	-	1	1	2
Environmental reserve adjustments	4	7	12	10
Income on acquisitions and divestitures, net	-	(7)	-	(7)
Asset impairments	-	-	4	-
Adjusted operating income (non-GAAP)	$87	$101	$137	$147

Ashland Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2023	2022	2023	2022
Income from continuing operations (as reported)	$92	$38	$134	$70
Key items, before tax:
Restructuring, separation and other costs	-	1	1	2
Unrealized (gains) losses on securities	(20)	28	(41)	24
Environmental reserve adjustments	4	7	12	10
Gain on acquisitions and divestitures	-	(7)	-	(7)
Asset impairments	-	-	4	-
Key items, before tax	(16)	29	(24)	29
Tax effect of key items (a)	3	(6)	5	(6)
Key items, after tax	(13)	23	(19)	23
Tax specific key items:
Restructuring and separation activity	-	10	-	10
Valuation allowance	-	(4)	-	(4)
Uncertain tax positions	(20)	-	(20)	-
Tax specific key items (b)	(20)	6	(20)	6
Total key items	(33)	29	(39)	29
Adjusted income from continuing operations (non-GAAP)	$59	$67	$95	$99
Amortization expense adjustment (net of tax) (c)	19	19	37	38
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$78	$86	$132	$137

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

- Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three months ended December 31, 2022 and 2021.

Ashland Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2023	2022	2023	2022
Diluted EPS from continuing operations (as reported)	$1.68	$0.66	$2.43	$1.20
Key items, before tax:
Restructuring, separation and other costs	-	0.02	0.02	0.04
Unrealized (gains) losses on securities	(0.35)	0.49	(0.74)	0.42
Environmental reserve adjustments	0.07	0.14	0.22	0.19
Gain on acquisitions and divestitures	-	(0.12)	-	(0.12)
Asset impairments	-	-	0.07	-
Key items, before tax	(0.28)	0.53	(0.43)	0.53
Tax effect of key items (a)	0.05	(0.12)	0.09	(0.12)
Key items, after tax	(0.23)	0.41	(0.34)	0.41
Tax specific key items:
Restructuring and separation activity	-	0.17	-	0.17
Valuation allowance	-	(0.07)	-	(0.07)
Uncertain tax positions	(0.36)	-	(0.36)	-
Tax specific key items (b)	(0.36)	0.10	(0.36)	0.10
Total key items	(0.59)	0.51	(0.70)	0.51
Adjusted diluted EPS from continuing operations (non-GAAP)	$1.09	$1.17	$1.73	$1.71
Amortization expense adjustment (net of tax) (c)	0.34	0.33	0.67	0.66
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.43	$1.50	$2.40	$2.37

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. These tax specific key items included the following:

- Restructuring and separation activity: Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

- Uncertain tax positions: Includes the impact from settlement of certain tax positions with various tax authorities.

(c)
Amortization expense adjustment (net of tax) tax rates were 20% for the three and six months ended March 31, 2023 and 2022.